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                                                                     EXHIBIT 1.4

                              EMERSON ELECTRIC CO.

                                MEDIUM-TERM NOTES

                  Due from 9 Months or more from Date of Issue

                    AMENDMENT TO U.S. DISTRIBUTION AGREEMENT

                                                                 October 7, 2002


MORGAN STANLEY & CO. INCORPORATED              J.P. MORGAN SECURITIES INC.
1585 Broadway                                  270 Park Avenue
New York, New York 10036                       New York, New York 10017

BANC ONE CAPITAL MARKETS, INC.                 BANC OF AMERICA SECURITIES LLC
1 Bank Plaza, Suite IL1-0595                   Bank of America Corporate Center
Attn: Investment Grade Securities, 8th Floor   100 North Tryon Street, 8th Floor
Chicago, IL 60670                              Charlotte, North Carolina 28255

SALOMON SMITH BARNEY INC.
390 Greenwich Street
New York, New York 10013



         Ladies and Gentlemen:

                  EMERSON ELECTRIC CO., a Missouri corporation (the "COMPANY"), confirms its agreement with each of you with respect to this amendment (the "AMENDMENT") to that certain U.S. Distribution Agreement (the "AGREEMENT"), dated September 23, 1999, a copy of which is attached hereto as Exhibit A, by and between the Company and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. (the "INITIAL AGENTS") relating to the issue and sale of the Company's medium-term notes due 9 months or more from date of issue (the "NOTES"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement. The Agreement is hereby amended as follows:

         1. The Agreement is hereby amended to add Banc One Capital Markets, Inc., Banc of America Securities LLC and Salomon Smith Barney Inc. as Agents under the Agreement, from and including the date hereof (the "ADDITIONAL AGENTS"), and all references to "AGENT" or "AGENTS" in the Agreement shall refer to Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Banc One Capital Markets, Inc., Banc of America Securities LLC and Salomon Smith Barney Inc., individually or collectively.

         2. From and including the date of this Amendment, all references in the Agreement to the Company's registration statement on Form S-3 (File No. 333-84673) shall be deemed to include reference to the Company's registration statement on Form S-3 (File No. 333-52658) relating to the offer and sale from time to time of up to $2,000,000,000 of its debt securities, of




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which $1,000,000,000 remain unsold and available under the registration statement as of the date of this Amendment.

         3. The term "COMMENCEMENT DATE" in the Agreement shall mean, with respect to the Additional Agents, the date of this Amendment. Any obligations, covenants, agreements, representations and warranties of the Company to the Additional Agents or of the Additional Agents to the Company relating to or arising under the terms of the Agreement or this Amendment shall apply only from and including the date of this Amendment.

         4. The term "AGREEMENT" in the Agreement shall mean the Agreement, as amended by this Amendment.

         5. The Company represents and warrants to and agrees with each Agent as of the date of this Amendment as set forth in Section 1 of the Agreement. The parties agree that with respect to solicitations, offers, purchases and sales of the Notes after the date hereof, Section 4(a)(iii) shall only apply to downgrades and notices after the date hereof.

         6. The Initial Agents acknowledge that the Company has provided to the Agents a certificate by an executive officer, an opinion of its general counsel and a letter from its independent accountants, all dated as of October 7, 2002, in the forms referred to in Section 5 of the Agreement. The Initial Agents and the Company hereby agree that the Company's notification and document delivery obligations under the Agreement that have arisen prior to the date hereof relating to (i) the filing of the Company's registration statement on Form S-3 on December 22, 2000 (File No.333- 52658) and (ii) the filing of the Company's Annual Reports on Form 10-K dated December 20, 1999, December 22, 2000 and December 21, 2001 have been satisfied or waived.

         7. The Additional Agents acknowledge receipt of all documents referred to in Section 6 of this Amendment and agree that such delivery satisfies all delivery requirements to the Additional Agents under Sections 3, 4 or 5 of the Agreement that may have arisen on or prior to the date of this Amendment and that all delivery requirements in the Agreement shall apply with respect to the Additional Agents only from and including the date of this Amendment.

         8. Any notice requirements in the Agreement shall apply with respect to the Additional Agents only from and including the date of this Amendment. Any notices sent to the Additional Agents will be in writing and effective only upon receipt at the following addresses:

                   Banc One Capital Markets, Inc.
                   1 Bank Plaza, Suite IL1-0463
                   Attn: MTN Desk
                   Chicago, IL 60670

                   Banc of America Securities LLC
                   Bank of America Corporate Center
                   100 North Tryon Street, 8th Floor
                   Charlotte, North Carolina 28255




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                   Salomon Smith Barney Inc.
                   390 Greenwich Street
                   New York, New York 10013

         9. The Initial Agents confirm that the Agreement, as amended hereby, shall remain in effect and that the Initial Agents shall continue as agents thereunder.

         10. Other than as set forth above, the Agreement will remain in full force and effect, according to its terms, after the date of this Agreement.

         11. This Amendment may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.



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                  If the foregoing is acceptable to you, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                               Very truly yours,



                               EMERSON ELECTRIC CO.



                               By:  /s/ D. Rabe
                                  -----------------------------
                                  Name:
                                  Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED           BANC OF AMERICA SECURITIES LLC


By:  /s/ Michael Fusco                      By:  /s/ Lily Chang
   -------------------------------             -------------------------------
   Name:                                       Name: Lily Chang
   Title:                                      Title: Principal



J.P. MORGAN SECURITIES INC.                 SALOMON SMITH BARNEY INC.


By: /s/ Carl J. Mehldau Jr.                By: /s/ Martha D. Bailey
   -------------------------------             -------------------------------
   Name: Carl J. Mehldau Jr.                   Name: Martha D. Bailey
   Title: Vice President                       Title: Senior Vice President


BANC ONE CAPITAL MARKETS, INC.


By: /s/ Katherine Cokic
   -------------------------------
   Name: Katherine Cokic
   Title: Associate Director








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